UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2024
___________________________________
Blackstone Private Credit Fund
(Exact name of Registrant as specified in its charter)
___________________________________

Delaware (State or other jurisdiction of incorporation)	814-01358 (Commission File Number)	84-7071531 (I.R.S. Employer Identification No.)
345 Park Avenue, 31st Floor New York, New York 10154
(Address of principal executive offices and zip code)
(212) 503-2100
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None
Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01 - Regulation FD Disclosure.
Portfolio Commentary
Portfolio Update
(All data as of June 30, 2024, unless otherwise noted)

Blackstone Private Credit Fund (“BCRED” or the “Fund”) continued to build on early year momentum and delivered strong second quarter results. Total quarterly net returns of 2.9% for Class I shares1 were driven primarily by robust income and deployment. BCRED maintained its 10.3% annualized distribution rate2 supported by a strong 10.5% annualized inception-to-date total net return for Class I shares.1 Since inception in January 2021, BCRED has outperformed leveraged loans, high yield and investment grade bonds.3

General market stability, modestly increasing M&A and a relatively sanguine economic growth picture provided a constructive backdrop for private credit overall. We believe the fundamentals of the private credit asset class remain strong: i) loan-to-values (“LTV”) remain low at approximately 50%,5 ii) private credit spreads, albeit tighter, continue to provide nearly 200bps of attractive spread premium to liquid loans6 and iii) non-accruals and net realized losses remain moderate.7,8

On the surface, credit performance for the industry remains compelling; however, we believe observant investors have started to see what lies beneath. Some of our peers have demonstrated growing signs of weaker credit performance through increases in non-accruals,7 net realized losses8 and stressed assets.9 As higher interest rates persist, and macroeconomic brakes have fuller effects, we believe performance dispersion across our peers may widen.10 BCRED’s portfolio has 0.4% of investments on non-accrual at cost, a metric commonly viewed as an indicator of potential defaults.11 While a slight increase from the prior quarter, BCRED’s investments on non-accrual at cost still remain well below the 1.9% average, at cost, for our peers.12

These favorable results are driven by the scale benefits afforded to BCRED as the world’s largest BDC13 and Blackstone as the world’s largest alternative asset manager,14 which include:

•Determination to Limit Downside. While BCRED maintains flexibility to invest across the size spectrum, we continue to focus on lending to larger companies. BCRED’s portfolio companies had an average last-twelve-month issuer EBITDA, or operating profit, of $234 million,15 over 2.5x higher than the broader private credit market.16 The implied average enterprise value of our companies is approximately $4 billion.17 In addition to lending to larger companies, BCRED’s portfolio is 97% senior secured debt4 and has an average LTV of 43%.18 BCRED’s portfolio companies' EBITDA has also grown nearly 2x as much as the broader private credit market in the past year,19,20 which has contributed to what we view as a healthy interest coverage ratio of 1.6x.21 Notably, underlying performance has been strong across vintages.22 Through active portfolio management, Blackstone Credit & Insurance (“BXCI”) is able to identify problems early and work with portfolio companies to develop constructive solutions as the need arises.

•Powerful Origination. We believe BXCI’s ability to proactively create deal flow through its sourcing network is increasingly important as the M&A environment modestly improves. In Q2’24, BCRED had a very active quarter with over $6 billion of capital deployed, which reflects the highest quarter of deployment over the last seven quarters.23 Of our deployments into private investments in new portfolio companies during Q2’24, 93% were first lien24 and 84% were deals where BXCI acted as sole or lead lender.25,26 These investments were completed at what we believe is a conservative average LTV of 38%27 and have a weighted average yield of 10.9%.24 Momentum has continued to build with the total number of deals in BXCI’s pipeline increasing over 3x and the number of deals $1 billion+ increasing over 4x since Q1’23.28

•Differentiated Way to Add Value. Beyond being a capital provider, the BXCI Value Creation Program has allowed BCRED portfolio companies to access the scale and benefits of the Blackstone platform to lower expenses, grow revenue or gain what we view as valuable insights into their core markets. Companies and sponsors view this as a valuable tool with over 90% of BXCI portfolio companies introduced to the program becoming active participants.29 Since its inception, the BXCI Value Creation Program has identified $368 million in total cost reduction,30 generated over $238 million in revenue31 and created approximately $5 billion in illustrative value for BXCI portfolio companies.32

•Scale as an Information Advantage. Supported by Blackstone, the world’s largest private equity investor33 and the world’s largest owner of commercial real estate,34 we have access to valuable insights that allow us to build high conviction investment themes. BXCI is invested in over 4,700 issuers globally,35 which may allow BCRED to leverage data from across the platform to identify positive and negative trends early.36 This is evidenced in BCRED’s investments in Software (27%), Professional Services (12%), and Healthcare Providers & Services (11)%.37

While these benefits of scale are demonstrated in BCRED’s strong credit performance, they are also reflected in BCRED’s ability to sustain what we view as a high quality, 10.3% annualized distribution rate for Class I shares.2 BCRED continues to outearn its distribution with an earnings yield of 11.3% for Class I shares,38 which has allowed excess earnings to accrue to BCRED’s net asset value.

BCRED’s strength is also reflected using public market scorecards. In May 2024, BCRED’s five-year bond priced approximately 35% tighter than similar bonds issued by our non-traded BDC peers during Q1’24 and Q2’24.39 BCRED continues to source lower cost debt, of which 88% is floating rate,40 which creates a potential hedge should rates fall. Our conviction is supported by external validation as BCRED is one of two non-traded BDCs with a positive outlook and maintains three investment-grade ratings.41,42

We remain excited about the opportunities ahead and believe we are advantageously positioned to:
•Leverage scale and sourcing power across the BXCI platform to continue to build a portfolio primarily composed of direct lending deals in large, high quality companies.43 BXCI remains the largest private credit investor in $1 billion+ deals,44
•Operate with an optimized balance sheet and conservative debt-to-equity ratio (0.68x as of quarter end) with ample liquidity of over $11 billion to deploy and drive additional investment activity,45
•Continue to lead the market toward lowering operating expense ratios and cost of leverage to maximize earnings for investors.
We want to express our gratitude for your continued trust and partnership as we work from our scale to drive shareholder return.

End Notes

Note: Data is as of June 30, 2024 unless otherwise indicated. Reflects Blackstone Credit & Insurance’s views and beliefs. Returns for periods greater than one year are annualized. Past performance does not predict future returns and there can be no assurance that the fund will achieve results comparable to those of any of Blackstone Credit & Insurance’s prior funds or be able to implement its strategy or achieve its investment objectives, including due to an inability to access sufficient investment opportunities.

BCRED’s peer set includes traded business development companies (“Traded BDCs”) and non-traded business development companies (“Non-traded BDCs”). BCRED’s private credit BDC peer set collectively includes the Traded BDCs and the Non-traded BDCs (“Private Credit BDC Peers” or “our peers”). Traded BDCs include BDCs which are externally-managed with market capitalizations in excess of $750 million as of December 31, 2023 (excluding BXSL, which is managed by the same investment adviser as BCRED and has significant overlap in its investments with BCRED): Ares Capital Corporation (ARCC), FS KKR Capital Corp. (FSK), Prospect Capital Corporation (PSEC), Golub Capital BDC, Inc. (GBDC), Goldman Sachs BDC, Inc. (GSBD), Sixth Street Specialty Lending, Inc. (TSLX), New Mountain Finance Corporation (NMFC), Oaktree Specialty Lending Corporation (OCSL), Barings BDC, Inc. (BBDC), Bain Capital Specialty Finance, Inc. (BCSF), Blue Owl Capital Corporation (OBDC), SLR Investment Corp. (SLRC), MidCap Financial Investment Corporation (MFIC), and Carlyle Secured Lending, Inc. (CGBD). Non-traded BDCs include BDCs which are externally-managed, had effective registration statements as of 2023, have broad exposure across industries in their investments and not sector-focused, and had net asset values in excess of $1 billion as of December 31, 2023: Blue Owl Credit Income Corp. (OCIC), HPS Corporate Lending Fund (HLEND), Apollo Debt Solutions BDC (ADS), Ares Strategic Income Fund (ASIF), and Oaktree Strategic Credit Fund (OSCF).

1Inception date for Class I and Class S shares: January 7, 2021. Inception date for Class D shares: May 1, 2021. Total Net Return is calculated as the change in net asset value (“NAV”) per share during the period, plus distributions per share (assuming dividends and distributions are reinvested) divided by the beginning NAV per share. Returns greater than one year are annualized. Inception to date (ITD) total return for Class S (no/with upfront placement fee): 9.5%/8.4%. ITD total return for Class D (no/with upfront placement fee): 9.7%/9.2%. Quarter to date (QTD) total return for Class S (no/with upfront placement fee): 2.6%/-1.0%. QTD total return for Class D (no/with upfront placement fee): 2.8%/1.2%. All returns shown are derived from unaudited financial information and are net of all BCRED expenses, including general and administrative expenses, transaction related expenses, management fees, incentive fees, and share class specific fees, but exclude the impact of early repurchase deductions on the repurchase of shares that have been outstanding for less than one year. Past performance does not predict future returns. Class S and Class D listed as (With Upfront Placement Fee or Brokerage Commissions) reflect the returns after the maximum upfront placement fees. Class S and Class D listed as (No Upfront Placement Fee or Brokerage Commissions) exclude upfront placement fees. Class I does not have upfront placement fees. The returns have been prepared using unaudited data and valuations of the underlying investments in BCRED’s portfolio, which are estimates of fair value and form the basis for BCRED’s NAV. Valuations based upon unaudited reports from the underlying investments may be subject to later adjustments, may not correspond to realized value and may not accurately reflect the price at which assets could be liquidated.
2Annualized Distribution Rate reflects June’s distribution annualized and divided by last reported NAV from May. Distributions are not guaranteed. Past performance does not predict future returns. Distributions have been and may in the future be funded through sources other than cash flow. See BCRED’s prospectus. Please visit the Shareholders page on BCRED’s website for notices regarding distributions subject to Section 19(a) of the Investment Company Act of 1940. We cannot guarantee that we will make distributions, and if we do we may fund such distributions from sources other than cash flow from operations, including the sale of assets, borrowings, return of capital, or offering proceeds, and although we generally expect to fund distributions from cash flow from operations, we have not established limits on the amounts we may pay from such sources. As of June 30, 2024, 100% of inception to date distributions were funded from cash flows from operations. A return of capital (1) is a return of the original amount invested, (2) does not constitute earnings or profits and (3) will have the effect of reducing the basis such that when a shareholder sells its shares the sale may be subject to taxes even if the shares are sold for less than the original purchase price. Distributions may also be funded in significant part, directly or indirectly, from temporary waivers or expense reimbursements borne by the Adviser or its affiliates, that may be subject to reimbursement to the Adviser or its affiliates. The repayment of any amounts owed to our affiliates will reduce future distributions to which you would otherwise be entitled. Annualized Distribution Rate for other share classes are as follows: 9.5% for Class S and 10.1% for Class D.
3Please see “Index Definitions” and “Index Comparison” at the end of this communication for more information. Source: Morningstar, Blackstone Credit & Insurance as of June 30, 2024. “Leveraged Loans” is represented by Morningstar LSTA US Leveraged Loan Index. “High Yield Bonds” is represented by the Bloomberg US Corporate High Yield Index. “Investment Grade Bonds” is represented by the Bloomberg US Aggregate Bond Index. There can be no assurances that any of the trends described throughout this letter will continue or will not reverse.
4As a percentage of BCRED’s investment portfolio excluding equity investments in joint ventures which have similar portfolio composition and underlying qualities. BCRED’s debt investment portfolio (excluding equity investments and investments in joint ventures) has an average mark of 97.9 as of June 30, 2024.

5Based on Pitchbook LCD as of March 31, 2024, which is latest publicly available data. Loan-to-value refers to the approximate leverage through leveraged loans utilized to finance U.S. buyouts over the last 12 months.
6As of March 31, 2024, which is latest publicly available data. Private Credit spreads sourced from Lincoln Senior Debt Index (“LSDI”). Liquid Loans represented by broadly syndicated loan (single B) spreads sourced from Pitchbook LCD.
7Based on the change in non-accrual rates for Private Credit BDC Peers from Q4’23 to Q1’24, which is latest publicly available data. Non-accrual rate is calculated for each BDC as the amortized cost of loans on non-accrual status divided by total amortized cost of the investment portfolio and excludes equity investments in unconsolidated joint ventures and separately managed accounts. Non-accrual status of a given loan is self-reported by each BDC and is intended to indicate when there is reasonable doubt that said loan’s principal or interest will be collected in full.
8Based on the change in net realized gain/loss for Private Credit BDC Peers from Q4’23 to Q1’24, which is latest publicly available data. Net realized gain/loss excludes the impact of realized gains and losses from foreign currency transactions.
9Based on the change in stressed assets for Private Credit BDC Peers from Q4’23 to Q1’24, which is latest publicly available data. Stressed assets is calculated for each BDC as level 3 debt investments marked below 85% of par as a percentage of the total portfolio cost divided by total amortized cost of the investment portfolio and excludes equity investments in unconsolidated joint ventures and separately managed accounts.
10Reflects Blackstone Credit & Insurance views and beliefs.
11As of June 30, 2024 as assessed through the date of this letter. Calculated as the amortized cost of loans on non-accrual divided by total amortized cost of the BCRED portfolio excluding investments in joint ventures. Based on the fair market value of the BCRED portfolio excluding investments in joint ventures, BCRED’s non-accrual rate is 0.2%. Loans are generally placed on non-accrual status when there is reasonable doubt whether principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Additionally, any original issue discount and market discount are no longer accreted to interest income as of the date the loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection.
12Private Credit BDC Peers is represented by the peer average non-accrual rate as of March 31, 2024 weighted by total NAV. Non-accrual rate is calculated for each BDC as the amortized cost of loans on non-accrual status divided by total amortized cost of the investment portfolio and excludes equity investments in unconsolidated joint ventures and separately managed accounts. Based on the fair market value of Private Credit BDC Peers, excluding equity investments in unconsolidated joint ventures and separately managed accounts, the Private Credit BDC Peers non-accrual rate is 1.0%. Non-accrual status of a given loan is self-reported by each BDC and is intended to indicate when there is reasonable doubt that said loan’s principal or interest will be collected in full.
13Based on Blackstone Credit & Insurance analysis of company earnings presentations and calls, as of March 31, 2024, and latest publicly available data.
14Based on Blackstone analysis of company earnings presentations and calls, as of March 31, 2024 or latest publicly available data.
15Average last-twelve-month (“LTM”) LTM EBITDA includes all private debt investments for which fair value is determined by BCRED’s Board in conjunction with a third-party valuation firm and excludes quoted assets. EBITDA is a non-GAAP financial measure. For a particular portfolio company, LTM EBITDA is generally defined as net income before net interest expense, income tax expense, depreciation and amortization over the preceding 12-month period. Amounts are weighted on fair market value of each respective investment. Amounts were derived from the most recently available portfolio company financial statements, have not been independently verified by BCRED, and may reflect a normalized or adjusted amount. Accordingly, BCRED makes no representation or warranty in respect of this information. As of June 30, 2024, the breakdown of BCRED’s portfolio company LTM EBITDA within the private debt portfolio is as follows: 17% less than $50 million, 21% between $50 to $100 million and 62% greater than $100 million weighted by fair market value. As of June 30, 2024, LTM EBITDA margin for BCRED’s private debt investments is 29%. EBITDA margin is the ratio of EBITDA-to-revenue.
16Private credit market represented as the average LTM EBITDA of issuer companies of loans in the Lincoln International Private Market Database as of March 31, 2024. The “Lincoln International Private Market Database,” compiled by the Lincoln Valuations & Opinions Group (“VOG”), is a quarterly compilation of over 4,750 portfolio companies from a wide assortment of private equity investors and non-bank lenders. Most of these companies are highly levered with debt financing provided via the direct lending market and in many instances, Lincoln estimates the fair value of at least one senior debt security in the portfolio companies’ capital structures. In assessing the data, VOG relies on commonly accepted valuation methodologies and each valuation analysis is unique and conforms to fair value accounting principles. The analyses are then vetted by auditors, fund managers and their board of directors, as well as other regulators. © 2024 Lincoln Partners Advisors LLC. All rights reserved. Used with permission. Third party use is at user’s own risk.
17Based on the latest available net leverage, LTV, LTM EBITDA, and LTM Revenue data for each BCRED investment as of June 30, 2024, excluding quoted assets and investments in joint ventures. Average implied enterprise value is weighted by fair value as of June 30, 2024. The number is presented for illustrative purposes and does not reflect actual realized proceeds to BXCI or to the equity sponsor or the company, and there can be no assurance that realized proceeds received by Blackstone or any investor in a Blackstone fund will be increased as a result. Currency fluctuations may have an adverse effect on the value, price or income and costs of our portfolio companies and investments which may increase or decrease as a result of changes in exchange rates.

18Average loan-to-value represents the net ratio of loan-to-value for each portfolio company, weighted based on the fair value of total applicable private debt investments. Loan-to-value is calculated as the current total net debt through each respective loan tranche divided by the estimated enterprise value of the portfolio company as of the most recently available information. Includes all private debt investments for which fair value is determined by the Board of Trustees in conjunction with a third-party valuation firm and excludes quoted assets. Amounts are weighted on fair market value of each respective investment. Amounts were derived from the most recently available portfolio company financial statements, have not been independently verified by BCRED, and may reflect a normalized or adjusted amount. Accordingly, BCRED makes no representation or warranty in respect of this information.
19LTM EBITDA Growth excludes private debt investments that funded after June 30, 2023. Fair value is determined by the Board in conjunction with a third-party valuation firm and excludes quoted assets. BCRED amounts are weighted on fair market value of each respective investment. BCRED amounts were derived from the most recently available portfolio company financial statements (which are generally one quarter in arrears), have not been independently verified by BCRED, and may reflect a normalized or adjusted amount. Accordingly, BCRED makes no representation or warranty in respect of this information. EBITDA is a non-GAAP financial measure. For a particular portfolio company, EBITDA is generally defined as net income before net interest expense, income tax expense, depreciation, and amortization over the LTM. EBITDA growth year-over-year may reflect some inorganic growth due to mergers and acquisitions (M&A). As of June 30, 2024, BCRED portfolio companies have exhibited 10% year-over-year 12-month EBITDA growth.
20Private credit market represented as the average LTM EBITDA Growth of issuer companies of loans in the Lincoln International Private Market Database as of March 31, 2024.
21Interest coverage ratio (“ICR”) is estimated as the ratio of average LTM EBITDA, to cash interest paid over the last 12 months for each respective portfolio company. Includes all private debt investments for which fair value is determined by the Board in conjunction with a third-party valuation firm and excludes quoted assets. Amounts derived from the most recently available portfolio company financial statements, have not been independently verified by BCRED, may reflect a normalized or adjusted amount, and are generally about 90 days in arrears. Accordingly, BCRED makes no representation or warranty in respect of this information. EBITDA is a non-GAAP financial measure. For a particular portfolio company, LTM EBITDA is generally defined as net income before net interest expense, income tax expense, depreciation and amortization over the preceding 12-month period. Currency fluctuations may have an adverse effect on the value, price or income and costs of our portfolio companies and investments which may increase or decrease as a result of changes in exchange rates. As of June 30, 2024, approximately 7% of BCRED’s private investments have less than 1.0x interest coverage ratio.
22Includes all private debt investments for which fair value is determined by the Board in conjunction with a third-party valuation firm and excludes quoted assets. Amounts derived from the most recently available portfolio company financial statements, have not been independently verified by BCRED, may reflect a normalized or adjusted amount, and are generally about 90 days in arrears. Accordingly, BCRED makes no representation or warranty in respect of this information. As of June 30, 2024, portfolio company LTM EBITDA has increased 21% on average across all vintages since the funding of each respective loan excluding those portfolio companies for which updated financial statements are not available subsequent to funding. As of June 30, 2024, portfolio companies funded in 2021 have exhibited LTM EBITDA growth of 26% since close and 1.6x last-twelve-month interest coverage ratio (“LTM ICR”) while portfolio companies funded post-2021 have exhibited LTM EBITDA growth of 16% since close and 1.6x LTM ICR.
23Total amount deployed includes all new investments funded from April 1, 2024 to June 30, 2024 at amortized cost. Represents highest quarter of deployment since Q3’22.
24Includes all private debt investments in new portfolio companies funded from April 1, 2024 to June 30, 2024 (excluding add-ons and incremental loans to existing portfolio companies and drawdowns on delayed draw term loans and revolvers committed in prior periods) which represent $2.1 billion of total deployments. During April 1, 2024 to June 30, 2024 approximately 93% of all private debt investments in new portfolio companies (excluding add-ons and incremental loans to existing portfolio companies and drawdowns on delayed draw term loans and revolvers committed in prior periods) were first lien with a yield at underwrite of 10.9% (on average, in Q2’24, this yield was comprised of 5.1% base rate/floor and 5.8% spread and origination fees). Yield reflects average spread and origination fees or original issue discount (“OID”) (for the purposes of this illustrative example, OID is estimated to be accreted over 3 years based on the expected hold period). If OID was accreted to maturity, yield on new investments in Q2’24 was 10.7%. The yield for all private deals completed during Q2’24 (including existing portfolio companies but excluding drawdowns on delayed draw term loans and revolvers committed in prior periods) was 10.9% (yield to maturity of 10.7%). For illustrative purposes only. The yields stated may not be representative of any specific investment, all investments of a given type, or of investments generally. Actual yields earned over the life of each investment could differ materially from the yields presented.

25Represents BXCI’s North America Direct Lending track record deals with an investment date between April 1, 2024 – June 30, 2024. BXCI is categorized as sole or lead lender where BXCI held 50% or more of the total facility at closing or had a "Lead Arranger" designation. The North America Direct Lending track record represents U.S. and Canada first lien and unitranche debt, or non-U.S. first lien and unitranche debt where >50% of the revenue is generated from the U.S. (which may be secured by the applicable borrower’s assets and/or equity) transactions in companies that were originated or anchored by certain Blackstone Credit & Insurance managed, advised or sub-advised funds (including the Fund, Blackstone Credit & Insurance managed mezzanine funds and Blackstone Credit & Insurance sub-advised BDCs, as well as certain other Blackstone Credit & Insurance managed funds and accounts) and, with respect to certain transactions, investments allocated to affiliates of Blackstone Credit & Insurance, which may be sold to Blackstone Credit & Insurance managed funds or accounts in the future (the “North America Direct Lending track record”). The track record includes investments for periods prior to December 31, 2017, in BDCs that were sub-advised by Blackstone Credit & Insurance on a non-discretionary basis until April 9, 2018 (the “Sub-Advised Investments”). With respect to certain transactions, the North America Direct Lending track record includes free equity and/or warrants that accompanied the debt financings, as well as any loans or securities into which the applicable first lien and unitranche debt may have been restructured subsequent to Blackstone Credit & Insurance’s initial investment. The North America Direct Lending track record excludes (i) broadly syndicated, mezzanine, second lien and equity (other than the aforementioned free equity and/or warrants or securities issued upon restructuring) transactions, among others and (ii) transactions where Blackstone Credit & Insurance’s invested capital (net of transactions fees) was under $25 million.
26BXCI’s average annualized loss rate for its North America Direct Lending strategy from 2006 through June 30, 2024 is 0.07%. Represents annualized net losses for substantially realized investments. Whether an investment is substantially realized is determined in the manager’s discretion. Investments are included in the loss rate if (1) a payment was missed, (2) bankruptcy was declared, (3) there was a restructuring, or (4) it was realized with a total multiple on invested capital less than 1.0x. Net losses include all profits and losses associated with these investments, including interest payments received. Net losses are represented in the year the investment is substantially realized and excludes all losses associated with unrealized investments. The annualized net loss rate is the net losses divided by the average annual remaining invested capital within the platform. Investments sourced by Blackstone Credit & Insurance for the Sub-Advised Investments did, in certain cases, experience defaults and losses after Blackstone Credit & Insurance was no longer sub-adviser, and such defaults and losses are not included in the rates provided. Prior to December 31, 2022, the methodology used by the North America Direct Lending track record for calculating the platform’s average annual loss rate was based on net loss of principal resulting only from payment defaults in the year of default which would exclude interest payments. Past performance does not predict future returns, and there can be no assurance that Blackstone Credit & Insurance will achieve comparable results or that any entity or account managed by or advised by Blackstone Credit & Insurance will be able to implement its investment strategy or achieve its investment objectives.
27Average loan-to-value represents the net ratio of loan-to-value for each portfolio company, weighted based on the fair value of total applicable private debt investments. Loan-to-value is calculated as the current total net debt through each respective loan tranche divided by the estimated enterprise value of the portfolio company as of the most recently available information. Includes all private debt investments in new portfolio companies funded from April 1, 2024 to June 30, 2024 (excluding add-ons and incremental loans to existing portfolio companies) for which fair value is determined by the Board of Trustees in conjunction with a third-party valuation firm and excludes quoted assets. Amounts are weighted on fair market value of each respective investment. Amounts were derived from the most recently available portfolio company financial statements, have not been independently verified by BCRED, and may reflect a normalized or adjusted amount. Accordingly, BCRED makes no representation or warranty in respect of this information.
28As of June 30, 2024. Pipeline includes potential Blackstone Credit & Insurance investment opportunities classified by Blackstone Credit & Insurance as North America Direct Lending regardless of size and includes both potential new investments and follow-on investments in existing portfolio companies. The pipeline includes potential investments in which the Fund may not or will not participate. Blackstone Credit & Insurance advises many investment funds who are expected to participate alongside the Fund in pipeline investments in which the Fund participates. Certain investments in the pipeline may be inactive. Pipeline investments of a certain size reflect the entire transaction size, and Blackstone Credit & Insurance expects third parties to participate in a substantial portion of such investments. There is no guarantee that any or all of these potential investments listed in the pipeline will be consummated or, if consummated, that the Fund or any other Blackstone Credit & Insurance fund will participate in the investment. Q1’23 selected as comparative period as was characterized by a sentiment shift towards potential interest rate cuts, which often serve as a precursor to increased deal flow/M&A activity.
29This number represents the amount of introductions across Blackstone Credit & Insurance portfolio companies and is not limited to introductions made to BCRED portfolio companies, which may have a lower participation rate or be significantly lower. All Blackstone Credit & Insurance portfolio companies for which Blackstone Credit& Insurance originates loans are eligible to receive services from the Value Creation Program. The Value Creation team generally proactively contacts sponsors and portfolio companies if the company satisfies certain objective criteria established by the Value Creation Team. When Blackstone Credit & Insurance exits the position, the portfolio company is no longer eligible to receive services from the Value Creation Program.
30Numbers presented are since inception of the Value Creation Program in 2016. Data presented is based on internal Blackstone data recorded and not from financial statements of portfolio companies. Represents estimated identified total cost reduction across all BXCI portfolio companies at the time cost is benchmarked with portfolio companies.
31Numbers presented are since inception of the Value Creation Program in 2016. Data presented is based on internal Blackstone data recorded and not from financial statements of portfolio companies. Represents total contract value, including multi-year contracts.

32Numbers presented are since inception of the Value Creation program in 2016. Data presented is based on internal Blackstone data recorded and not from financial statements of portfolio companies. Represents the sum of (a) estimated identified total cost reduction at the time cost is benchmarked with portfolio companies multiplied by the average enterprise value multiple across the portfolio, by finding the mean of the enterprise value multiples at time of BXCI’s initial investments, and (b) total revenue from introductions across Blackstone portfolio companies multiplied by EBITDA margin and multiple at investment of the portfolio company, with the exception of significantly longer term projects (projects that are greater than or equal to 10 years in project duration) in which total revenue is multiplied by EBITDA margin. The number is presented for illustrative purposes and does not reflect actual realized proceeds to BXCI or to the equity sponsor or the company, and there can be no assurance that realized proceeds received by Blackstone or any investor in a Blackstone fund will be increased as a result.
33Based on Private Equity International, as of June 2024. Represents amount of capital raised from investors over a rolling five-year period.
34Real Capital Analytics, as of June 30, 2024. Largest owner based on estimated market value. A copy of the source materials of such data will be provided upon request. No compensation was paid by Blackstone in exchange for, or in connection with, Real Capital Analytics’ reports. The ranking should not be considered an endorsement of Blackstone by Real Capital Analytics.
35Reflects issuers and sponsors across all asset types within Private Corporate Credit, Liquid Corporate Credit, and Infrastructure & Asset Based Credit, excluding FX derivatives and LP interests.
36Subject to Blackstone's policies and procedures regarding information walls and the management of conflicts of interest.
37Measured as the fair market value of investments for each category against the total fair market value of all investments.
38Earnings Yield represents Net Investment Income Return On Equity which is defined as the net income earned on investments attributable to BCRED Class I shareholders and is calculated as annualized quantity of net investment income earned by the portfolio of assets in the quarter divided by beginning of period net asset value. Net Investment Income Return On Equity for other share classes is as follows: 10.4% for Class S and 11.0% for Class D.
39Reflects comparison of spread to treasury rate at time of issuance for bonds issued by BCRED’s Non-traded BDC peers with unsecured bond issuances in Q1’24 and Q2’24 with tenors greater than four years. Non-traded BDCs, as compared to traded BDCs, typically have different capital structures and fundraising strategies which may impact the terms of a bond issuance. Q1’24 and Q2’24 selected as comparative period as characterized by similar interest rate environments.
40Calculated as a percentage of floating rate leverage to total drawn debt amounts. Certain Notes issued by the Fund are classified for the purposes of this disclosure as floating rate as a result of the Fund entering into interest rate swaps to effectively swap fixed notes payments for floating rate payments.
41BCRED has an investment grade rating of Baa3/positive from Moody’s that was provided on September 14, 2023. The underlying loans in BCRED are not rated. Credit ratings are statements of opinions and are not statements of fact or recommendations to purchase, hold or sell securities. Blackstone provides compensation directly to Moody’s for its evaluation of the Fund. Credit ratings do not address the suitability of securities or the suitability of securities for investment purposes and should not be relied on as investment advice.
42BCRED has an investment grade credit rating of BBB (high) / stable outlook from DBRS Morningstar, provided on December 1, 2023, and an investment grade of Baa3 / positive from Moody’s, provided on September 14, 2023, and an investment grade credit rating of BBB- / stable from S&P, reiterated on December 20, 2023. The underlying loans in BCRED are not rated. Credit ratings are statements of opinions and are not statements of fact or recommendations to purchase, hold or sell securities. Blackstone provides compensation directly to DBRS/Morningstar, Moody’s and S&P for its evaluation of the Fund. Credit ratings do not address the suitability of securities or the suitability of securities for investment purposes, and should not be relied on as investment advice.
43BCRED will generally invest in securities or loans rated below investment grade or not rated which should be considered to have speculative characteristics.
44As of June 30, 2024. Reflects issuances greater than or equal to $1 billion of senior secured loans in the private market from KBRA DLD.
45As of June 30, 2024. Available liquidity is comprised of cash and cash equivalents plus the amount available to draw upon across all revolving credit facilities, net of limitations related to each respective credit facility’s borrowing base.

Index Definitions

Morningstar LSTA US Leveraged Loan Index is a market value-weighted index designed to measure the performance of the US leveraged loan market based upon market weightings, spreads and interest payments.

Bloomberg US Corporate High Yield Index measures the USD-denominated, high yield, fixed-rate corporate bond market. Securities are classified as high yield if the middle rating of Moody’s, Fitch and S&P is Ba1/BB+/BB+ or below.

Bloomberg US Aggregate Bond Index represents securities that are SEC-registered, taxable, and dollar denominated. The index covers the U.S. investment grade fixed rate bond market, with index components for government and corporate securities, mortgage pass-through securities, and asset-backed securities. These major sectors are subdivided into more specific indices that are calculated and reported on a regular basis.

The Lincoln Senior Debt Index (“LSDI”) is presented here solely for the purpose of comparing BCRED’s performance to that of the broader direct lending market. LSDI is an independent quarterly index, constructed by a third party unrelated to BCRED, that tracks the fair market value of 500+ middle market, direct lending credit investments every quarter across more than 100 of Lincoln International’s clients. The LSDI seeks to measure the changes in the total illiquid senior debt facilities issued primarily to sponsored (i.e., private equity owned) companies in the United States. Lincoln International’s Valuations and Opinions Group (“VOG”) created and published the LSDI in conjunction with professors from the University of Chicago. The LSDI does not include BCRED performance (although a small number of BCRED loans may be included in the LSDI) and is not meant to measure the performance of the Fund; instead, it is presented solely for comparison of BCRED to the broader direct lending market. The LSDI is an informational indicator only, and does not constitute investment advice or an offer to sell or a solicitation to buy any security. It is not possible to directly invest in the LSDI. The LSDI has been created on the basis of information provided by third-party sources that are believed to be reliable, but Lincoln International has not conducted an independent verification of such information. Lincoln International makes no warranty or representation as to the accuracy or completeness of such third-party information. The LSDI should not be construed as an offer to sell or buy, or a solicitation to sell or buy, any products linked to the performance of the LSDI. The use of the LSDI in any manner, including for benchmarking purposes, is not endorsed or recommended by Lincoln International and Lincoln International is not responsible for any use made of the LSDI. Lincoln International does not guarantee the accuracy and/or completeness of the LSDI and Lincoln International shall not have any liability for any errors or omissions therein. None of Lincoln International, any of its affiliates or subsidiaries, nor any of its directors, officers, employees, representatives, delegates or agents shall have any responsibility to any person (whether as a result of negligence or otherwise) for any determination made or anything done (or omitted to be determined or done) in respect of the LSDI and any use to which any person may put the LSDI. Lincoln International has no obligation to update the LSDI and has no obligation to investors © 2024 Lincoln Partners Advisors LLC. All rights reserved. Third party use is at user’s own risk. LINCOLN SENIOR DEBT INDEX and LINCOLN INTERNATIONAL are service marks owned by Lincoln Partners Advisors LLC and its affiliated entities. Any use of these service marks and these materials referencing the LSDI, including the reproduction, modification, distribution or republication of such materials, without the prior written consent of Lincoln International, is strictly prohibited.

Index Comparison. The volatility and risk profile of the indices presented in this document is likely to be materially different from that of BCRED. In addition, the indices employ different investment guidelines and criteria than BCRED and do not employ leverage; as a result, the holdings in BCRED and the liquidity of such holdings may differ significantly from the securities that comprise the indices. The indices are not subject to fees or expenses and it may not be possible to invest in the indices. A summary of the investment guidelines for the indices presented is available upon request.

Past performance does not predict future returns. The opinions expressed herein reflect the current opinions of Blackstone as of the date appearing in this material only. There can be no assurance that views and opinions expressed in this document will come to pass. The above is not intended to be indicative of future results to be achieved by the proposed fund; actual results may differ materially from the information generated through the use of illustrative components of return. While Blackstone believes that these assumptions are reasonable under the circumstances, there is no assurance that the results will be obtained, and unpredictable general economic conditions and other factors may cause actual results to vary materially. Any variations could be adverse to the actual results.

Certain information contained in this communication constitutes “forward looking statements” within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology, such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “can,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates”, “confident,” “conviction,” “identified” or the negative versions of these words or other comparable words thereof. These may include financial projections and estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, statements regarding future performance, statements regarding economic and market trends and statements regarding identified but not yet closed investments. Such forward-looking statements are inherently subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. BCRED believes these factors also include but are not limited to those described under the section entitled “Risk Factors” in its prospectus, and any such updated factors included in its periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document (or BCRED’s prospectus and other filings). Except as otherwise required by federal securities laws, BCRED undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE PRIVATE CREDIT FUND

Date:	July 26, 2024	By:	/s/ Oran Ebel
		Name:	Oran Ebel
		Title:	Chief Legal Officer and Secretary